UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2008

Burlington Northern Santa Fe Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

                    1-11535                                                                                                                 41-1804964
                   (Commission File Number)                                                                                                                   (I.R.S. Employer Identification No.)

2650 Lou Menk Drive
Fort Worth, Texas 76131
(Address of principal executive offices)  (Zip Code)

(800) 795-2673
(Registrant's telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01	Regulation FD Disclosure

The operations of BNSF Railway Company, the principal operating subsidiary of Burlington Northern Santa Fe Corporation (“BNSF” or “Company”), have been adversely impacted by recent severe weather in the Midwest.  The flooding that has occurred in this region continues to cause network outages and disruptions to BNSF’s operations. BNSF will also need to conduct repairs to its infrastructure once the flooding recedes.

In addition to weather issues, fuel prices have continued to rise and are now significantly above the level assumed when BNSF provided second quarter earnings guidance. Therefore, while the final impact of the flooding is not currently known, BNSF currently estimates its second quarter earnings per share to approximate $1.30, excluding the effect of a recent jury verdict in Minnesota arising from a 2003 quadruple fatality grade crossing accident which BNSF anticipates will reduce earnings by $0.03 per share and the environmental costs discussed in a May 6, 2008 Form 8-K filed with the SEC relating to costs of environmental matters in Montana.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        BURLINGTON NORTHERN SANTA FE CORPORATION

Date: June 18, 2008                                        By:         /s/ Thomas N. Hund
                                                                                 Thomas N. Hund
                                         Executive Vice President and
                                         Chief Financial Officer